UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.             Regulation FD.

On January 17, 2014, Cloud Peak Energy Inc. issued a press release announcing the entering into of a Commitment Letter with Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Royal Bank of Canada, and Credit Agricole Corporate and Investment Bank.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01.             Other Events.

On January 17, 2014, Cloud Peak Energy Inc. announced that Cloud Peak Energy Resources LLC (the “Company”) entered into a Commitment Letter, dated January 17, 2014 (the “Commitment Letter”), with Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Royal Bank of Canada, and Credit Agricole Corporate and Investment Bank (collectively, the “Lenders”).  Pursuant to the Commitment Letter, the Lenders have agreed, subject to the conditions set forth in the Commitment Letter, to amend the Company’s $500 million senior secured revolving credit facility, which is available for use as loans or letters of credit.

Upon closing of the amendment, the term of the senior secured revolving credit facility will be extended to mature 180 days prior to the due date of the Company’s 2017 senior notes due December 15, 2017, provided that if such senior notes are refinanced the amended credit facility would then mature five years after the closing of the amendment.  The amendment will  revise certain financial covenants based on EBITDA (as will be defined in the amended facility), specifically (a) requiring the Company to maintain a ratio of EBITDA to consolidated net cash interest expense equal to or greater than 2.00 to 1, and (b) adjusting the leverage ratio covenant to a net secured leverage ratio, requiring the Company to maintain a ratio of senior secured funded debt, less unrestricted cash and marketable securities (net secured debt) to EBITDA equal to or less than (i) 3.00 to 1 through December 31, 2015, (ii) 2.75 to 1 from January 1, 2016 to December 31, 2016 and (iii) 2.50 to 1 from January 1, 2017 to maturity.  The amended credit facility will also revise other covenants, including covenants related to the Company’s ability to incur additional debt or take other corporate activities.  The closing of the amendment is conditioned upon entrance into definitive documents and other customary closing conditions.  The Company expects to complete and close the amended bank facility in early February.

Cautionary Note Regarding Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, our ability to close this transaction, and other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.             Financial Statements and Exhibits.

(d)     Exhibits.

99.1

Furnished press release, dated January 17, 2014, issued by Cloud Peak Energy Inc. announcing the entering into of a Commitment Letter with Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Royal Bank of Canada, and Credit Agricole Corporate and Investment Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: January 17, 2014
	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: January 17, 2014
	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1

Furnished press release, dated January 17, 2014, issued by Cloud Peak Energy Inc. announcing the entering into of a Commitment Letter with Morgan Stanley Senior Funding, Inc., PNC Bank, National Association, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, Royal Bank of Canada, and Credit Agricole Corporate and Investment Bank.